                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

              DURABLE HOMES, INC., a Nevada Corporation
              PETERS RANCHLAND COMPANY, INC., a Delaware Corporation J.M. PETERS NEVADA, INC., a Delaware Corporation
              NEWPORT DESIGN CENTER, a California Corporation
              BAY HILL ESCROW, INC., a California Corporation
              CAPITAL PACIFIC COMMUNITIES, INC., a Delaware Corporation CAPITAL PACIFIC MORTGAGE, INC., a Delaware Corporation J.M. PETERS ARIZONA, INC., a Delaware Corporation
              CLARK WILSON HOMES, INC., a Texas Corporation
              DURABLE HOMES OF CALIFORNIA, INC., a Delaware Corporation FAIRWAY FINANCIAL COMPANY, a Texas Corporation
              PARKLAND ESTATES COMPANY, INC., a Delaware Corporation J.M. PETERS CALIFORNIA, INC., a Delaware Corporation
              J.M. PETERS HOMES OF ARIZONA, INC., a Delaware Corporation RANCHLAND ALICANTE DEVELOPMENT, L.P.
              RANCHLAND MONTILLA DEVELOPMENT, L.P.
              RANCHLAND PORTOLA DEVELOPMENT, L.P.
              RANCHLAND FAIRWAY ESTATES DEVELOPMENT, L.P.
              PETERS WALNUT ESTATES
              TAOS ESTATES, L.P.
              J.M.P. MULHOLLAND ESTATES I, L.P.
              J.M.P. MULHOLLAND ESTATES II, L.P.
              J.M.P. HARBOR VIEW, L.P.
              J.M.P. CANYON ESTATES, L.P.